UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.
Suite 130

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modifications of Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference here.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2023, Everspin Technologies, Inc. (“Everspin”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which added a new Article IX to its Amended and Restated Certificate of Incorporation to read as follows:

“IX. No officer of the Company shall have any personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection of an officer of the Company with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.”

The Certificate of Amendment to the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2023, Everspin held its 2023 Annual Meeting of Stockholders. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; (b) for, against or abstain for the ratification of the appointment of Ernst & Young LLP as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (c) for, against or abstain for the approval, on an advisory basis, of the compensation of Everspin’s named executive officers, commonly known as a “say-on-pay” proposal; and (d) for, against or abstain for the approval of the proposed amendment to the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation. Broker non-votes are also reported. A more complete description of each matter is set forth in Everspin’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2023.

Proposal 1:	Each of the six directors proposed by Everspin for election was elected by the following votes to serve until Everspin’s 2024 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Darin G. Billerbeck	12,299,394	187,989	3,255,114
Geoffrey Ribar	12,366,307	121,076	3,255,114
Lawrence G. Finch	12,003,314	484,069	3,255,114
Sanjeev Aggarwal, Ph.D.	12,410,162	77,221	3,255,114
Tara Long	9,533,310	2,954,073	3,255,114
Glen Hawk	12,280,306	207,077	3,255,114

Proposal 2:	The appointment of Ernst & Young LLP as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
15,542,110	169,157	31,230	-

Proposal 3:	The advisory vote to approve the compensation of Everspin’s named executive officers was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
12,029,436	326,126	131,821	3,255,114

Proposal 4:	The amendment of the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Everspin as permitted pursuant to recent amendments to the Delaware General Corporation Law, as described in the proxy statement, was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
11,347,313	1,106,329	33,741	3,255,114

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: May 25, 2023	By:	/s/ Anuj Aggarwal
Anuj Aggarwal
Chief Financial Officer